Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Savings and Investment Plan for

Employees of Weingarten Realty Investors

Jericho, New York

We consent to the incorporation by reference in the Registration Statement No. 333-85659 of Kimco Realty Corporation and subsidiaries on Form S-8 of our report dated June 29, 2022, with respect to the financial statements of the Savings and Investment Plan for Employees of Weingarten Realty Investors included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Calvetti Ferguson

Houston, Texas

June 29, 2022